UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 1, 2013

DRYROCK FUNDING LLC

(as Depositor of the Dryrock Issuance Trust)

(Exact Name of Registrant as Specified in its Charter)

on behalf of

Dryrock Issuance Trust

Delaware	333-182087-02	45-5441359

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

100 S. West Street Office 120 Wilmington, DE 19801 (302) 255-7073

(Address, Including Zip Code, and Telephone Number, Including Area Code, of each Registrant’s Principal Executive Offices)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement

On July 1, 2013, additional portfolios of accounts were designated as “Approved Portfolios.” In connection therewith, the following agreement was entered into:

• The Second Amendment to Transfer Agreement, dated as of July 1, 2013 to the Transfer Agreement, dated as of August 1, 2012, as amended by the first amendment thereto, dated as of April 15, 2013, by and among Dryrock Funding, LLC, Dryrock Issuance Trust and U.S. National Association

Item 9.01.	Exhibits

The following is filed as an Exhibit to this Report.

	Exhibit 4.1	The Second Amendment to Transfer Agreement, dated as of July 1, 2013 to the Transfer Agreement, dated as of August 1, 2012, as amended by the first amendment thereto, dated as of April 15, 2013, by and among Dryrock Funding, LLC, Dryrock Issuance Trust and U.S. National Association.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRYROCK FUNDING LLC,
as depositor of Dryrock Issuance Trust

By:	/s/ Deepesh Jain

Name: Deepesh Jain
Title: Vice President and Treasurer

July 1, 2013

EXHIBIT INDEX

Exhibit	Description

Exhibit 4.1	The Second Amendment to Transfer Agreement, dated as of July 1, 2013 to the Transfer Agreement, dated as of August 1, 2012, as amended by the first amendment thereto, dated as of April 15, 2013, by and among Dryrock Funding, LLC, Dryrock Issuance Trust and U.S. National Association.